EXHIBIT 11

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


                                  Three months ended June 30,         Six months ended June 30,
                               --------------------------------    --------------------------------
                                    2005              2004              2005              2004
                               --------------    --------------    --------------    --------------
Basic earnings:

Net loss                       $     (502,202)   $     (110,045)   $   (1,154,486)   $     (258,325)
                               ==============    ==============    ==============    ==============

Shares:
Weighted common shares
outstanding                        31,709,491        30,509,700        31,140,430        30,509,700
                               ==============    ==============    ==============    --------------

Basic and diluted (loss) per
share                          $        (0.02)   $        (0.00)   $        (0.04)   $        (0.01)
                               ==============    ==============    ==============    ==============